UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2006
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following properties on the dates indicated below:

On January 17, 2005, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 146,000 gross leasable square feet.  The building is located at 1410 Gillingham Lane in Sugar Land, Texas.

MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million and may later borrow monies using this property as collateral.

The purchase price for the transaction was determined through negotiations between the Thermo Process Systems facility seller, 1410 Gillingham, Ltd., and Inland American Business Manager and Advisor, Inc., our business manager and Inland Real Estate Acquisitions, an affiliate of our advisor. In evaluating the Thermo Process Systems facility as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenant from rent and expense reimbursements less the Thermo Process Systems facility’s actual operating expenses), expected capital expenditures, costs of property maintenance, location, environmental  issues, demographics, quality of tenants, length of lease, price per square foot and occupancy. Our business manager believes that the Thermo Process Systems facility is well located has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed. The property will be managed by Inland American Industrial Management, LLC, an affiliate of our Company for MB REIT on the same terms previously disclosed by the property management agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements

Audited financial statements are not required to be filed for the Thermo Process Systems facility because it is leased to a single tenant on a long-term basis that transfers substantially all of the property’s non financial operating and holding costs to the tenant, and the purchase price of the property does not exceed twenty percent (20%) of the amount expected in good faith to be raised within the next twelve months pursuant to our effective registration statement.

Exhibits

Exhibit 10.29          Assignment (Re: Thermo Process Systems) dated January 2006.

Exhibit 10.30                              Contract of Sale and Purchase (Re: Thermo Process Systems) dated August 12, 2005, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	January 23, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.29	Assignment (Re: Thermo Process Systems) dated January 2006.

10.30	Contract of Sale and Purchase (Re: Thermo Process Systems) dated August 12, 2005, as amended.